Exhibit 16.1

KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, P.C.

15 MAIDEN LANE ∙ SUITE 1003 ∙ NEW YORK, NY 10038  ∙ TEL (212) 406-7CPA (7272)

October 27, 2009

Securities and Exchange Commission
100 F Street, N.E.,
Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated October 26, 2009 of Printing Components Inc. (Commission file Number – 000-53183) and are in agreement with the statements contained therein, as they relate to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

KEMPISTY & COMPANY CPAs P.C.
Kempisty & Company,
Certified Public Accountants P.C.